UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 3, 2015

WILLIAMS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-34831	20-2485124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 573-2000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 3, 2015, Williams Partners L.P. (the “Partnership”) completed a $3.0 billion registered offering of debt securities (the “Offering”) consisting of $1,250,000,000 aggregate principal amount of its 3.60% Senior Notes due 2022 (the “2022 Notes”), $750,000,000 aggregate principal amount of its 4.00% Senior Notes due 2025 (the “2025 Notes”) and $1,000,000,000 aggregate principal amount of its 5.10% Senior Notes due 2045 (the “2045 Notes” and, together with the 2022 Notes and the 2025 Notes, the “Notes”). The Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-202282) of the Partnership, and the prospectus supplement dated February 26, 2015 and filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on March 2, 2015.

The Notes were issued pursuant to an Indenture (the “Base Indenture”), dated as of November 9, 2010, between the Partnership and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”), as supplemented by the Eighth Supplemental Indenture (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), dated as of March 3, 2015, between the Partnership and the Trustee. Each series of Notes is represented by a global security, which is included as an exhibit to the Supplemental Indenture. The Indenture contains covenants that, among other things, restrict the Partnership’s ability to incur liens on assets to secure certain debt and merge, consolidate or transfer or lease all or substantially all of its assets, subject to certain qualifications and exceptions. The Partnership may redeem some or all of the Notes of each series at any time or from time to time prior to January 15, 2022, in the case of the 2022 Notes, June 15, 2025, in the case of the 2025 Notes or March 15, 2045, in the case of the 2045 Notes, at a specified “make whole” premium for each series of Notes described in the Indenture. The Partnership also has the option, with respect to the 2022 Notes, at any time on or after January 15, 2022, with respect to the 2025 Notes, at any time on or after June 15, 2025 and with respect to the 2045 Notes, at any time on or after March 15, 2045, to redeem the Notes of such series, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes of such series to be redeemed, plus accrued and unpaid interest thereon to the redemption date, as more fully described in the Indenture. A copy of the Base Indenture was previously filed, and a copy of the Supplemental Indenture is filed as Exhibit 4.1 to this report. The descriptions of the terms of the Base Indenture and the Supplemental Indenture in this Item 1.01 are qualified in their entirety by reference to such exhibits.

The Notes will pay interest semi-annually in cash in arrears on March 15 and September 15 of each year, beginning on September 15, 2015. The Notes are the Partnership’s senior unsecured obligations and will rank equally in right of payment with all of its existing and future senior unsecured indebtedness. The Notes will be effectively subordinated to all of the Partnership’s future secured indebtedness and will be structurally subordinated to all existing and future indebtedness and other obligations of its subsidiaries, including trade payables. The Notes will rank senior to all of the Partnership’s future subordinated indebtedness.

Item 1.02.	Termination of Material Definitive Agreement.

On March 3, 2015, following the completion of the Offering, the Partnership terminated its Credit Agreement dated February 3, 2015 with Barclays Bank PLC as administrative agent, subject to survival of any provisions which by their terms survive the termination.

Item 7.01.	Regulation FD Disclosure.

On March 3, 2015, the Partnership issued a press release announcing the completion of the Offering. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Eighth Supplemental Indenture, dated as of March 3, 2015, between Williams Partners L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	Press Release dated March 3, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.

By:	WPZ GP LLC,
its General Partner

By:	/s/ Robert E. Riley, Jr.

Robert E. Riley, Jr.
Assistant Secretary

DATED: March 3, 2015

EXHIBIT INDEX

Exhibit No.	Description

4.1	Eighth Supplemental Indenture, dated as of March 3, 2015, between Williams Partners L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	Press Release dated March 3, 2015.